UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018 (August 28, 2018)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2018, Terra Tech Corp. (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Hydrofarm Holdings Group, Inc. (“Hydrofarm”), one of the leading independent providers of hydroponic products in North America, pursuant to which the Company agreed to purchase from Hydrofarm and Hydrofarm agreed to sell to the Company 2,000,000 Units, each Unit consisting of one share of common stock and one warrant to purchase one-half of a share of common stock for an initial exercise price of $5.00 per share, for $2.50 per Unit for an aggregate purchase price of $5,000,000. After the Subscription Agreement and other separate related transactions by Hydrofarm, the Company owns approximately 3.3% of the outstanding common stock of Hydrofarm. Derek Peterson, the Company’s Chief Executive Officer and a Director, and Michael Nahass, the Company’s President, Chief Operating Officer, Secretary and Treasurer and a Director, also each own less than 1% of the outstanding common stock of Hydrofarm, which they each acquired in a series of transactions prior to and concurrently with the Subscription Agreement by the Company. Mr. Peterson and Mr. Nahass purchased such shares on the same terms as other unaffiliated persons who purchased such shares concurrently. Except as set forth above, there is no material relationship between the Company or its affiliates and Hydrofarm other than in respect of the transactions contemplated by the Subscription Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On August 29, 2018 the Company sold four shares of Series A Preferred Stock (the “Shares”) to Michael Nahass, the Company’s President, Secretary, Treasurer and a Director for $2.00 per share for an aggregate offering price of $8.00. There were no underwriting discounts or commissions. The Shares were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933 because the offer and sale of such Shares did not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act of 1933, and other applicable requirements were met. Each Share is convertible at the option of the holder thereof into one share of the Company’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: August 29, 2018	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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